SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Utilities Growth and Income
 Fund -- Class A Shares
Fiscal period ending:  October 31, 1996
Inception date (if less than 10 years of performance): 11/19/90


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,099    $1,633       $1,807

T   =  Average Annual
       Total Return                9.92%     10.31%    10.46%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends          $2,365,926

Expenses                        $623,011

Reimbursement                   $0

Average shares                  53,501,683

NAV                             $11.63

Sales Charge                    5.75%

POP                             $12.34

Yield at POP                    3.19%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Utilities Growth and Income
 Fund -- Class B Shares
Fiscal period ending:  October 31, 1996
Inception date (if less than 10 years of performance): 4/27/92


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      N/A       $1,000

ERV =  Ending Redeemable Value   $1,106      N/A       $1,611

T   =  Average Annual
       Total Return             10.57%      N/A       11.15%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends          $2,359,534

Expenses                        $999,995

Reimbursement                   $0

Average shares                  53,583,232

NAV                             $11.57

Maximum Contingent Deferred
    Sales Charge                5.0%

Yield at NAV                    2.65%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Utilities Growth and Income
 Fund -- Class M Shares
Fiscal period ending:  October 31, 1996
Inception date (if less than 10 years of performance): 3/1/95


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    N/A          $1,000

ERV =  Ending Redeemable Value   $1,120    N/A          $1,317

T   =  Average Annual
       Total Return              12.02%    N/A          17.92%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends          $24,276

Expenses                        $9,093

Reimbursement                   $0

Average shares                  550,184

NAV                             $11.60

Sales Charge                    3.50%

POP                             $12.02

Yield at POP                    2.77%